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                                                                EXHIBIT 10.10(d)

                           FORSTMANN & COMPANY, INC.
                          1185 Avenue of the Americas
                            New York, New York 10036


Compagnia Tessile S.p.A.
Via Montelese, 35
50045, Montemurlo (FI), Italy

Gentlemen:

         Simultaneously herewith we are entering into a license agreement (the "License") with you pursuant to which you are granting us a license to use the mark "CARPINI" in connection the manufacture, distribution and sale in the United States of America, Mexico and Canada of fabrics for women's and men's apparel. In addition, simultaneously herewith we are entering into a design service/collaboration agreement (the "Design Agreement") with Woolverton Limited pursuant to which Woolverton Limited is to provide us with design and other services in connection with our performance under the License.

         If the Design Agreement expires or if, for any reason, the Design Agreement terminates prior to the expiration date thereof, including, without limitation, due to reasons beyond our control, the License will terminate automatically and forthwith, simultaneously with the expiration or termination of the Design Agreement, without any action being required by either of us. Also, in no event may the License be renewed if the Design Agreement is not also renewed.

         If the License or the Design Agreement terminates by reason of a default by us thereunder, we shall pay to you, as liquidated damages, within thirty (30) days after any such termination, the following amount: US$130,000 if the termination occurs during 1992 or 1993; US$260,000 if the termination occurs during 1994; US$300,000 if the termination occurs after 1994.

         Furthermore, you hereby guarantee the performance of Woolverton Limited under the Design Agreement and, if, for any reason, Woolverton Limited is unwilling or unable to perform its obligations under the Design Agreement, you, or such other company as you shall designate (whose performance you also shall guarantee as aforesaid), shall succeed to the obligations of Woolverton Limited under the Design Agreement.
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         Any and all disputes, controversies and claims arising out of or relating to this agreement or concerning the respective rights or obligations hereunder of the parties hereto shall be settled and determined by arbitration in New York, New York before the Commercial Panel of the American Arbitration Association in accordance with and pursuant to the then existing Commercial Arbitration Rules. The arbitrators shall have the power to award reasonable attorneys' fees and expenses to any party in any such arbitration and the courts shall have similar power with regard to court actions brought to enforce arbitration awards ("Court Actions"), and the arbitrators and the courts shall award you attorneys' fees and expenses in any arbitration or Court Action in which you prevail in an effort to be awarded or to collect the aforesaid liquidated damages. In any arbitration proceeding arising under this agreement, the arbitrators shall not have the power to change, modify or alter any express condition, term or provision hereof, and to that extent the scope of their authority is limited. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court in the United States or Italy having jurisdiction thereof, the jurisdiction of which for the purposes of enforcing the arbitration award hereby is consented to by the parties hereto. The service of any notice, process, motion or other document in connection with an arbitration under this agreement or for the enforcement of any arbitration award hereunder may be effectuated in the manner in which notices are to be given to a party pursuant to Section 14 of the License.

         This agreement shall be construed and interpreted in accordance with the laws of the State of New York, U.S.A., applicable to agreements made and to be performed in said state, and supersedes all prior arrangements or agreements between us with respect to the subject matter hereof.

         This agreement may not be modified, discharged or terminated, nor may any of the provisions hereof be waived, orally.


Dated: July 1, 1992                     Very truly yours,

                                        FORSTMANN & COMPANY, INC.


                                        By: /s/ Christopher L. Schaller
                                            ---------------------------


AGREED TO:

COMPAGNIA TESSILE S.p.A.

By: (SEAL)
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